U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-1391674
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 East 3rd Ave. San Mateo, CA	94401
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates:	333-220180
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock, one Right and one-half of one Warrant	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one share of Class A Common Stock	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, rights exchangeable into one-tenth of one share of Class A common stock and warrants to purchase shares of Class A common stock of Draper Oakwood Technology Acquisition, Inc. (the “Company”). The description of the units, Class A common stock, rights and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-220180) filed with the Securities and Exchange Commission on August 25, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-220180), filed with the Securities and Exchange Commission on August 25, 2017 (the “Registration Statement”)).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Registration Statement).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on September 11, 2017 (the “Amended Registration Statement”)) .

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Amended Registration Statement).

4.3	Specimen Right Certificate (incorporated by reference to Exhibit 4.3 to the Amended Registration Statement).

4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Registration Statement).

4.5	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 to the Registration Statement).

4.6	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.6 to the Registration Statement).

4.7	Form of Unit Purchase Option between the Registrant and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 4.7 to the Registration Statement).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Registration Statement).

10.2	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholder (incorporated by reference to Exhibit 10.3 to the Amended Registration Statement).

10.3	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Amended Registration Statement).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

By:	/s/ Aamer Sarfraz
Aamer Sarfraz
Chief Executive Officer and Chief Financial Officer

Dated: September 13, 2017

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